UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2010

DATA STORAGE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-148167	98-0530147
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Merrick Avenue,
Westbury, NY 11590
 (Address of principal executive offices)

(212) 564-4922
(Telephone number, including area code)

Copies to:
Richard I. Anslow, Esq.
Anslow & Jaclin, LLP
195 Rt. 9 South
Manalapan, NJ, 07726
Tel.: (732) 409-1212
Fax.: (732) 577-1188

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into Material Definitive Agreement

On February 11, 2010, Data Storage Corporation (the “Company”) and SafeData, LLC, a Delaware Limited Liability Company (“SafeData”) entered into a term sheet (the “Term Sheet”); setting forth the Company’s acquisition of certain assets of SafeData.

Pursuant to the Term Sheet, the Company has agreed, subject to a satisfactory due diligence review, certain assets of SafeData in an asset purchase transaction. The purchase price of the assets of SafeData is $3,000,000 payable in the following manner (i) $2,500,000 in cash and $500,000 in the Company’s common stock based on a per share price of $0.50. A portion of the cash payment equal to $1,800,000 would be payable upon the closing of the transaction; (ii) $700,000 shall be paid  by the Company on the one year anniversary of the closing based on certain renewal rates related to the acquired business. The closing of the transaction is expected to occur within 75 days of the signing of the Term Sheet.

The foregoing description of the Term Sheet is not intended to be complete and is qualified in its entirety by the complete text of the agreement attached as an exhibit to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number Description

10.1 Term Sheet*

* Incorporated by reference to Form 8K filed on March 3, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 3, 2010		DATA STORAGE CORPORATION

	By:	/s/ Charles M. Piluso
CHARLES M. PILUSO President & Chief Executive Officer

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